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                                  EXHIBIT - 11

                       COMPUTATION OF PER SHARE EARNINGS














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                         VIRAGEN, INC. AND SUBSIDIARIES
                EXHIBIT 11 - COMPUTATION OF LOSS PER COMMON SHARE
                                   (UNAUDITED)




                                                  Three Months Ended             Six Months Ended
                                                       December 31,               December 31,
                                                       -----------                ------------
                                                 1996           1995            1996        1995
                                               ---------     ----------     -----------   -------------
PRIMARY AND FULLY DILUTED
Weighted average shares outstanding            38,412,896    35,555,096      38,215,967      35,482,257
                                              ===========   ===========     ===========   =============
Net Loss                                      $(1,189,559)  $  (844,500)    $(2,043,800)  $  (1,780,049)
Deduct required dividends on
   convertible preferred stock, Series A              663           863           1,325           1,725
Deduct required dividends on
   convertible preferred stock, Series B
   (restated for 1996)                          1,701,214            --       4,043,073              --
Deduct required dividends on
   convertible preferred stock, Series C           82,216            --          82,216              --
                                              -----------   -----------     -----------   -------------
Loss attributed to common stock               $(2,973,652)  $  (845,363)    $(6,170,414)  $  (1,781,774)
                                              ===========   ===========     ===========   =============
Net loss per common share after
 deduction for required dividends on
 convertible preferred stock                  $      (.08)  $     (.02)    $       (.16) $        (.05)
                                              ===========   ===========     ===========   =============


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